UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2015

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10605

(Address of principal executive offices)

(914) 750-9339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))21723200

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2014, Pervasip Corp. (the “Company”) executed debt modification agreements (the “Agreements”) with 112359 Factor Fund, its senior lender (the “Lender”), pursuant to which the Lender agreed to reduce the principal balance due from Pervasip under each outstanding debenture owed to the Lender.

Debenture number PVSP – 59FF005, with an original issuance date of June 19, 2013, in the amount of $665,000, and filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2013, was reduced from an outstanding balance of $634,600 to $250,000.

Debenture number PVSP – 59FF001, with an original issuance date of November 30, 2005, in the amount of $1,000,000, and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 15, 2013, was reduced from an outstanding balance of $280,190 to $250,000.

Debenture number PVSP – 59FF002, with an original issuance date of May 31, 2006, in the amount of $1,000,000, and filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 15, 2013, was modified to reduce the outstanding balance of $1,000,000 to $0, upon the completion of the payments required to retire the $250,000 debenture number PVSP – 59FF001.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On January 27, 2015 the Company issued a press release announcing the Agreements. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number Documents

99.1 Press release of Pervasip Corp. dated January 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: February 4, 2015	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer